Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of January 31, 2023, is entered into by MIND TECHNOLOGY, INC., a Delaware corporation; and KLEIN MARINE SYSTEMS, INC., a Delaware corporation (collectively, "Borrower"), for the benefit of SACHEM CAPITAL CORP. ("Lender").

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1.         DEFINITIONS, As used herein, the following terms shall have the following meanings (all terms defined in this Section or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1.    "Agreement" shall mean this Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented, or otherwise modified from time to time.

1.2.    "Applicable Law" shall mean: (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to a Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of any Real Property Collateral), the laws of the state where the Real Property Collateral subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to the Note and this Agreement) the laws of the State of Texas (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Texas law). In either case, Applicable Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

1.3.    "Attorneys' Fees." Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender as provided in the Loan Documents.

1.4.     "Collateral" shall mean the collateral described in Section 2 below.

1.5.     "CSA" shall mean that certain Collateral Security Agreement of even date herewith, provided as additional security under the Note.

1.6.     "Environmental Laws" shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of l 980 (CERCLA) as amended (42 United States Code ("U.S.C.") §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 690l-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-767lq); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001- 11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Collateral.

1.7.     "Event of Default" shall mean any event specified in the Event of Default heading below.

1.8.     "Governmental Authority" shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

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Loan and Security Agreement Loan No. MIND112122	Rev. 04/21

1.9.     "Governmental Requirements" shall mean any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.10.   "Guarantor" shall mean Robert P. Capps, and any other guarantor of any Indebtedness evidenced by a Loan Document between Lender and any other guarantor.

1.11.   "Guaranty" shall mean each Guaranty, Limited Guaranty, or Springing Guaranty of even date herewith executed by a Guarantor.

1.12.   "Hazardous Materials" means any and all (a) substances defined as "hazardous substances," "'hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5l 01-5127), and in the regulations promulgated under those laws; (b) substances defined as "hazardous wastes" under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as "hazardous substances" under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as "medical wastes" under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and U) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.13.   "Indebtedness" means the principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.13.1   The Note (including, without limitation, the prepayment premium, late payment, and other charges payable under the Note);

1.13.2   This Agreement;

1.13.3   The Security Instrument and all other Loan Documents;

1.13.4   All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.13.5   Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Secured Obligations evidenced by such document are secured by the terms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.13.6   Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.14.   "Insurance Rating Requirements" means the requirements for a property insurance policy issued by an insurer having a claims-paying or financial strength rating of any one of the following: (A) at least "A-:VIII" from A.M. Best Company, (B) at least "A3" (or the equivalent) from Moody's Investors Service, Inc. or (C) at least "A-" from Standard & Poor's Ratings Service.

1.15.   "Loan" shall mean the loan and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Loan Documents.

1.16.   "Loan Amount" shall mean Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00).

1.17.   "Loan Document(s)" means this Agreement, the Note, Security Agreement, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan between Lender, Borrower, any guarantor, pledgor, or debtor, whether now existing or made in the future, and all amendments, modifications, and supplements thereto.

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1.18.    "Maturity Date'" shall mean February 1, 2024.
1.19.   "Note(s)" means any and all promissory notes payable by Borrower, as maker to the order of Lender or order, executed concurrently herewith or subsequent to the execution of this Agreement, evidencing a loan from Lender to Borrower, together with any interest thereon at the rate provided in such promissory note and any modifications, extensions or renewals thereof, whether or not any such modification, extension is evidenced by a new or additional promissory note or notes. Note shall include the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), which matures on the Maturity Date, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.20.   "Person" shall mean natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.21.   "Personal Property Collateral" shall mean any property pledged to secure the Note that is not Real Property Collateral, including but not limited to the CSA.

1.22.   "Real Property Collateral" shall mean all Mortgaged Property described in the Security instrument(s), commonly known as 8159 & 8175 SH 75 South, Huntsville, Texas 77340; and 10 and 11 Klein Drive, Salem, New Hampshire 03079.

1.23.   "Secured Obligations" shall have the meaning defined in Section 2 below and shall include all Indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, Attorneys' Fees, remarketing fees, origination fees, collection fees, and all other professional fees), costs, expenses, taxes, or otherwise.

1.24.   "Security Agreement" shall mean any and all agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise creating, evidencing, governing or representing a security interest of Lender in the Collateral securing the Secured Obligations, including, but not limited to any Collateral Security Agreement, Security Instrument, or Ownership Interest Pledge Agreement, as applicable. The term shall refer to all Security Agreements both individually and collectively.

1.25.   "Security Instrument(s)" shall mean any and all agreements of even date herewith that secure the Real Property Collateral, including but not limited to any (i) Deeds of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (ii) Mortgages, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iii) Deeds to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iv) Security Deeds, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, and (v) Mortgages.

Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

2.    GENERAL.

2.1.      Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2.      Payment. Borrower shall repay the Loan in accordance with the provisions of the Note. The principal balance outstanding under the Note shall be due and payable in full on the Maturity Date.

2.3.      Loan Documentation and Security. Borrower shall execute and acknowledge, or obtain the execution and acknowledgment of, and deliver concurrently with this Agreement, the Loan Documents and other documents signed in connection with this Agreement. Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed, or extended from time to time with the written approval of Lender, All of the Loan Documents shall be in form and substance satisfactory to Lender and shall include such consents from third parties as Lender deems necessary\lf)' or appropriate.

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Loan and Security Agreement Loan No. MIND112122	Rev. 04/21

2.4.     Creation of Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Borrower now has or may later acquire in and to the following, which shall be collectively referred to as the "Collateral":

2.4.1.   Real Property Collateral. All Real Property Collateral.

2.4.2.   Personal Property Collateral. All Personal Property Collateral.

2.4.3.   Borrower Funds. All of Borrower's interest in and to the proceeds of the Secured Obligations, whether disbursed or not; all present and future monetary deposits given by Borrower to any public or private utility with respect to utility services furnished to the Real Property Collateral; and all accounts maintained by the Borrower with Lender or any subsidiary or affiliate of Lender, including, without limitation, any accounts established in connection with the Secured Obligations regardless of whether or not such accounts are with Lender;

2.4.4.   Lender Retained Funds. All of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Appraisal Holdbacks, Debt Service Holdbacks, Default Reserves, Impounds, Construction Reserves, Construction Completion Holdbacks, Repair Holdbacks, Tax Holdbacks, Capital Expenditure Holdbacks and Insurance Holdbacks (collectively, "Lender Retained Funds"). The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement and the Note. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity. Unless an agreement is made in writing or applicable law requires interest to be paid on the Lender Retained Funds, Lender shall not be required to pay Borrower any interest or earnings on the Lender Retained Funds.

2.4.5.   Additional Property. Any additional personal property otherwise set forth in the Loan Documents;

2.4.6.   Proceeds.    All proceeds of, supporting obligations for, additions and accretions to, substitutions and replacements for, and changes in any of the Collateral described in this Agreement.

2.5.     Secured Obligations. Borrower grants a security interest in the Collateral for the purpose of securing the following Secured Obligations:

2.5.1.   Notes. Payment of all obligations at any time under any and all Notes.

2.5.2.   Loan Documents. Payment and/or performance of each and every other obligation of Borrower under the Loan Documents;

2.5.3.   Related Loan Documents. Payment and/or performance of each covenant and obligation on the part of Borrower or its affiliates to be performed pursuant to any and all Loan Documents that have been or may be executed by Borrower or its affiliates evidencing or securing one or more present or future loans by Lender or its affiliates to Borrower or its affiliates (each a "Related Loan," and collectively, the "Related Loans"), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender's intention, to make any Related Loan to Borrower or its affiliates;

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Loan and Security Agreement Loan No. MIND112122	Rev. 04/21

2.5.4.   Future Obligations. Payment to Lender of all future advances, Indebtedness and further sums and/or performance of such further obligations as Borrower may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, its successors and assigns, (it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in such further sum or sums), when such borrower and/or obligations are evidenced by a written instrument reciting that it or they are secured by this Agreement and a related Security Instrument or Security Agreement; and

2.5.5.   Modifications and Payments. Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

2.5.6.   Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7.     Termination. This Agreement shall terminate following the repayment in full of all amounts due under the Note, this Agreement and any other documents evidencing the Loan, so long as no written claim has been made hereunder prior to such expiration date.

2.8.     Debt Service Reserve. Out of the Loan proceeds, Lender will hold in reserve Four Hundred Eighty-Three Thousand Seven Hundred Fifty and 00/100 Dollars ($483,750.00) as a debt service reserve (the "Debt Service Reserve"). Lender will use the Debt Service Reserve to pay the monthly debt service payments due under the Note ("Debt Service Payments") until the Debt Service Reserve is exhausted. Upon an Event of Default, Lender may use the Debt Service Reserve to protect its Security Instrument, by:(i) making payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the Loan, in Lender's sole and absolute discretion. Should Lender be required to utilize the Debt Service Reserve for anything other than Debt Service Payments, Borrower shall be required to replenish funds in the Debt Service Reserve. The failure to replenish the Debt Service Reserve upon five (5) business days written notice by Lender to Borrower shall be an additional Event of Default under this Agreement. Upon full repayment of the Loan, and subject to any Prepayment Premium required in the Note, Lender shall credit the Debt Service Reserve balance and reduce any beneficiary demand accordingly.

2.9     Conditional Right to Extension. Borrower shall have the right to request one (I) twelve (12) month extension of the Maturity Date of the Note if and only if the Lender consents to the extension and all of the following conditions are met:

(a)    Borrower delivers to Lender a written request for an extension with the Extension Fee referenced herein no later than forty-five (45) days prior to the Maturity Date, for the extension request;

(b)    Borrower has made all payments due under the Note on or before the date they were due;

(c)    Borrower and any Guarantor have complied with all of the covenants of and is currently not in default under this Agreement, the Note, the Security Instrument, and all Loan Documents;

(d)    Borrower delivers to Lender written confirmation that any and all property taxes and assessments due and owing on the Property have been paid;

(e)    Borrower delivers to Lender written confirmation that all insurance policies required under the Security Instrument are paid and in effect for a period that is no less than the length of the extension requested;

(f)    Borrower and any Guarantor's credit rating have not materially changed since the execution of the Loan Documents;

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(g)    If requested, Borrower and any Guarantor provide to Lender updated financial statements that indicate that there is no material change in the financial condition of Borrower or any Guarantor since execution of the Loan Documents;

(h)    Lender determines, in its reasonable discretion, that there has not been a material negative change to the physical condition or value of the Collateral, other than a change Lender has authorized in writing;

(i)     Borrower has agreed to pay the costs associated with the loan extension, inclusive of an extension endorsement to the Lender's title insurance policy; the fees charged by the County Recorder to record the extension agreement; notary fees; all escrow fees inclusive of messenger and handling fees; legal fees; and, the fee charged for the preparation of the extension agreement;

U)   Lender confirms that Borrower has not permitted any further encumbrances or liens to be recorded or filed against the Collateral.

2.9.1    Time of Extension. If Borrower satisfies each condition set forth above for an extension, and the Lender consents to an extension request, Borrower shall have the right to up to one (1) twelve (12) month extension of the Maturity Date (an "Extension").

2.9,2. Extension Fee. As consideration to Lender for granting each Extension, Borrower shall pay to Lender in good funds Two and 00/100 Percent (2%) of the outstanding principal balance of the Note as an extension fee ("Extension Fee") for the Extension granted. The Extension Fee is due and payable with the written request for extension described in the Subsection (a) above. In the event the loan has passed its maturity date and the loan.has not been extended and/or modified, the Borrower will be a charged a fee equal to 2.0% of the outstanding loan balance at the time of maturity and shall be charged an additional 2.0% on every anniversary of the maturity until such time as the loan is extended or paid in full.

2.10.   Pledge and Grant of Security Interest. To secure the due and punctual payment and performance of all Secured Obligations due under the Note, Borrower hereby pledges, assigns, transfers, and delivers to Lender and hereby grants Lender a security interest in and to all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or·any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

3.        BORROWER'S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement and shall survive the execution and delivery of the Loan Documents:

3.1.      Capacity. Borrower and the individuals executing Loan Documents on Borrower's behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions. All signatures of Borrower and Guarantor, and the individuals executing Loan Documents on their respective behalf, are genuine.

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3.2.     Authority and Enforceability. Borrower's execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain all approvals necessary for Borrower to comply with the Loan Documents. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Borrower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms.

3.3.     Compliance with Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, shall not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

3.4.     Compliance with Law. The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

3.5.     Adverse Events. Since the date of the financial statements delivered to Lender before execution of this Agreement, neither the condition (financial or otherwise) nor the business of Borrower and the Collateral have been materially adversely affected in any way.

3.6.     Litigation. There are no actions, suits, investigations, or proceedings pending or, to Borrower's knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

3.7.     No Untrue Statements. All statements, representations, and warranties made by Borrower in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

3.8.     Policies of Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9.    Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor or Borrower's abilities to perform the Secured Obligations and pay the Indebtedness.

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Loan and Security Agreement Loan No. MIND112122	Rev. 04/21

3.10.     Taxes· Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, Impositions (as defined in the Security Instrument), and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

3.11.     Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the lien of Lender on the Collateral.

3.12.     Filing Fees.  Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance.

3.13.     Entity Compliance.  As long as any part of the Secured Obligation is owed by Borrower, Borrower, if a corporation, limited liability company, or partnership, shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to any Collateral or any part of it, and Borrower shall qualify and remain in good standing in each jurisdiction where it is required to be so under any applicable Governmental Requirement.

3.14.    Improper Financial Transactions.

3.14.1   Borrower is, and shall remain at all times, in full compliance with all applicable Jaws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the "Financial Control Laws"), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seg.

3.14.2.   Borrower represents and warrants that: Borrower is not a Barred Person (hereinafter defined); Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

3.14.3.   Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.14.4.   Under any provision of the Loan Documents where Lender shall have the right to approve or consent to any particular action, including, without limitation any (A) sale, transfer, assignment of any Collateral, or any direct or indirect ownership interest in Borrower, (B) leasing of any Collateral, or any portion thereof, or (C) incurring any additional financing secured by the Collateral, or any portion thereof, or by any direct or indirect ownership interest in Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion.

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3.14.5.   Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws. As used in this Agreement, the term "Barred Person" shall mean (A) any person, group or entity named as a "Specially Designated National and Blocked Person" or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (Bl any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

3.15.     Representation on Use of Proceeds.  Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.16.     Brokerage Fees. Borrower represents and warrants to Lender that Borrower has not dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder's fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and Attorneys' Fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

3.17.      Perfection and Priority of Security Interest. Borrower represents and warrants that unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan, that would be prior or that may in any way be superior to Lender's security interests and rights in and to the Collateral.

4.          INSURANCE. Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

4.1.       Casualty Insurance. Borrower shall at all times keep the Collateral insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower's ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1.    Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined below) of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2.    Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3.    Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

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4.1.4.   Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5.   During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder's All Risk policy with extended coverage with course of construction and completed value endorsements, for an amount at least equal to the Full Insurable Value of the Improvements, and workers' compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6.   If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2.     Liability Insurance. Borrower shall procure and maintain workers' compensation insurance for Borrower's employees and comprehensive general liability insurance covering Borrower, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Real Property Collateral, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3.     Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Collateral, as (a) may be required by the terms of any construction contract for the improvements or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

4.4.     Form of Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State where the Collateral is located, as Lender shall approve in Lender's sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a claims-paying or financial strength rating that satisfies the Insurance Rating Requirements. (All policies shall (a) contain a waiver of subrogation endorsement; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a mortgagee's endorsement (438 BFU Endorsement or equivalent), and name Lender as insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5.     Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender's reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

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4,6.     Increased Coverage. If Lender determines that the limits of any insurance carried by Borrower are inadequate or that additional coverage is required, Borrower shall, within IO days after written notice from Lender, procure such additional coverage as Lender may require in Lender's sole and absolute discretion.

4.7.     No Separate Insurance. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8.     Transfer of Title, In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9.     Replacement Cost. For purposes of this Agreement, the term "Full Insurable Value" means the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender's request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10.   No Warranty. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11.   Lender's Right to Obtain. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender's option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower in any way.

4.12.   Duty to Restore After Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower's sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

5.       BORROWER COVENANTS AND REPORTING REQUIREMENTS.

5.1.    Financial Statements

5.1.1.    Borrower's Financial Statements. Borrower shall furnish to Lender the following (a) on receipt of Lender's written request and without expense to Lender, an annual statement of the operation of the Real Property Collateral prepared and certified by Borrower, showing in reasonable detail satisfactory to Lender total Rents (as defined in the Security Instrument) received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower, beginning with the fiscal year first ending after the date of recordation of the Security Instrument; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Real Property Collateral showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower's annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Real Property Collateral, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

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5.1.2.    Recordkeeping. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices and shall permit Lender, by its agents, accountants, and attorneys, to examine Borrower's records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

5.1.3.    No Waiver of Default or Rights. Lender's exercise of any right or remedy provided for herein shall not constitute a waiver of, or operate to cure, any default by Borrower under this Agreement, or preclude any other right or remedy that is otherwise available to Lender under this Agreement or Governmental Requirements.

5.2.     Borrower's Obligation to Notify Lender.

5.2.1.    Bankruptcy, Insolvency, Transfer, or Encumbrance. Borrower shall notify Lender in writing, at or before the time of the occurrence of any Event of Default, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

5.1.2.    Government Notice. Borrower shall give immediate written notice to Lender of any notice, proceeding or inquiry by any Governmental Authority. Borrower shall provide such notice to Lender within five (5) days of Borrower's knowledge, constructive or actual, of any such notice, proceeding or inquiry by any Government Authority.

5.3     Funds for Taxes and Insurance. If Borrower is in default under this Agreement or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Secured Obligations as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Secured Obligations under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Agreement in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by the Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

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Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by the Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by the Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Agreement, or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

5,4.  Compliance with Law. Borrower shall: (a) maintain a yearly accounting cycle; (b) maintain in full force and effect all material licenses, permits, governmental authorizations, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon Borrower's business, property or the income therefrom; and (e) comply with all Governmental Requirements.

5.5.    Care of Collateral. Borrower shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement, Security Instrument, and Collateral Security Agreement; (c) comply with all laws affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times warrant and defend Borrower's ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

5.6.    Transfer of Collateral. Borrower will not, without obtaining the prior written consent of Lender, transfer or permit any transfer of any Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as expressly permitted herein), or by way of a grant of a security interest, or by way of a levy or other judicial process.

5.7.    Indemnify Lender. Borrower shall indemnify and hold the Lender and its successors and assigns harmless from and against any and all losses, cost, expense (including, without limitation Attorneys' Fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of Borrower's breach of the provisions of this Agreement or any of the other Loan Documents. Lender may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and Borrower shall pay all of Lender's reasonable costs and expenses so incurred on demand. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Documents. This Section shall survive execution, delivery, performance, and termination of this Agreement and the other Loan Documents.

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5.8.      Estoppel Certificates. Within 10 days after Lender's request for such information, Borrower shall execute and deliver to Lender, and to any third party designated by Lender, in recordable form, a certificate of the principal financial or accounting officer of Borrower ("Estoppel Certificate"), dated within 3 days after delivery of such statements, or the date of such request, as the case may be, reciting that the Loan Documents are unmodified and in full force and effect, or that the Loan Documents are in full force and effect as modified and specifying all modifications asserted by Borrower. Such certificate shall also recite the amount of the Indebtedness and cover other matters with respect to the Indebtedness or Secured Obligations as Lender may reasonably require, the date(s) through which payments due on the Indebtedness have been paid and the amount(s) of any payments previously made on the Indebtedness. The certificate shall include a detailed statement of any right of setoff, counterclaim, or other defense that Borrower contends exists against the Indebtedness or the Secured Obligations; a statement that such Person knows of no Event of Default or prospective Event of Default that has occurred and is continuing, or, if any Event of Default or prospective Event of Default has occurred and is continuing, a statement specifying the nature and period of its existence and what action Borrower has taken or proposes to take with respect to such matter; and, except as otherwise specified, a statement that Borrower has fulfilled all Secured Obligations that are required to be fulfilled on or before the date of such certificate.

5.8.1.    Failure to Deliver Estoppel Certificate. if Borrower fails to execute and deliver the Estoppel Certificate within such 10-day period, (a) the Loan Documents shall, as to Borrower, conclusively be deemed to be either in full force and effect, without modification, or in full force and effect, modified in the manner and to the extent specified by Lender, whichever Lender reasonably and in good faith may represent; (b) the indebtedness shall, as to Borrower, conclusively be deemed to be in the amount specified by Lender and no setoffs, counterclaims, or other defenses exist against the Indebtedness; and (c) Borrower shall conclusively be deemed to have irrevocably constituted and appointed Lender as Borrower's special attorney-in-fact to execute and deliver such certificate to any third party.

5.8.2.    Reliance on Estoppel Certificate. Borrower and Lender expressly agree that any certificate executed and delivered by Borrower, or any representation in lieu of a certificate made by Lender as provided for above, may be relied on by any prospective purchaser or any prospective assignee of any interest of Lender in the Note and other Indebtedness secured by the Security Instrument or in the Real Property Collateral, and by any other Person, without independent investigation or examination, to verify the accuracy, reasonableness, or good faith of the recitals in the certificate or representation.

6.       ENVIRONMENTAL MATTERS.

6.1.    Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a separate Environmental Indemnity Agreement ("Environmental Indemnity") in form and substance satisfactory to Lender, pursuant to which Borrower will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under, or about the Real Property Collateral in violation of Environmental Laws as provided in the Environmental Indemnity. The obligations of the Borrower under the Environmental Indemnity shall not be secured by the Security Instrument.

6.2.    Borrower's Representations and Warranties. Borrower represents and warrants to Lender that each and every representation and warranty in the Environmental Indemnity (collectively "Environmental Representations") is true and correct.

6.3.    Survival of Representations and Warranties. The Environmental Representations shall be continuing and shall be true and correct from the date of this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

6.4.    Notice to Lender. Borrower shall give prompt written notice to Lender of:

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6.4.1.    Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.4.2.    All claims made or threatened by any third party against Borrower or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.4.3.    Any notice given to Borrower under Environmental Laws; and

6.4.4.    Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

6.5.     Lender's Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower's sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Real Property Collateral in connection with any Environmental Laws.

7.        DEFAULT AND REMEDIES.

7.1.     Event of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

7.1.1   Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than 10 days after the date such payment was due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

7,1.2.  Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Secured Obligations as and when required.

7.1.3.    Judgment If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender's satisfaction within 30 days after entry of the judgment, order, or decree.

7.1.4.    Voluntary Bankruptcy. If Borrower or its affiliates, or any Guarantor or its affiliates (a) seeks entry of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, 9r does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.

7.1.5.    Involuntary Bankruptcy. If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for all or any part of its property; and (c) such petition, order, judgment, or decree is not discharged or stayed within 30 days after its entry.

7.1.6.    Foreclosure of Other Liens. If the holder of any lien or security interest on the Collateral (without implying Lender's consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder and any such proceedings are not stayed or discharged within 30 days after institution of such foreclosure proceedings.

7.1.7.     Sale, Encumbrance, or Other Transfer. If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbers, in violation of the loan documents, (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super‐ voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower's interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower, excluding transfers of public ownership interests in MIND Technology; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent.

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7.1.8.     Title and Lien Priority. If Borrower's, or any other pledgor of Collateral, as applicable, title to any or all of the Collateral or Lender's security interest on the Collateral or the status of Lender's lien as a lien and security interest in the priority position indicated in any Security Agreement on any Collateral is endangered in any manner, and Borrower fails to cure the same on Lender's demand.

7.1.9.     Other Defaults. The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Secured Obligations.

7.1.10.   Levy on Assets. A levy on any of the assets of Borrower or any Guarantor, and such levy is not stayed or abated within 30 days after such levy.

7.1.11.   Breach of Representations. The breach of any representation, warranty, or covenant in this Agreement or other Loan Documents.

7.1.12.   Default Under Prior Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Collateral and having priority over the lien of Lender.

7.1.13.   Materially Adverse Event. The occurrence of any event that in Lender's judgment materially adversely affects (i) the ability of Borrower to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of Borrower, of any member of Borrower, or of any Guarantor; (ii) the business or financial condition of Borrower, or of any member of Borrower, or of any Guarantor; or (iii) the operation or value of the Collateral.

7.1.14.   Violation of Governmental Requirements. The failure of Borrower to comply with any Governmental Requirement. Any potential violation by Borrower of the Real Property Collateral of any Governmental Requirement is an Event of Default under the terms of this Agreement; and upon the occurrence of any such violation, Lender, at Lender's option, may, without prior notice, declare all Indebtedness, regardless of the stated due date(s), immediately due and payable and may exercise all rights and remedies in this Agreement, and any other Loan Documents.

7.2.     Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

7.2.1.    The Lender may, without prejudice to any of its other rights under any Loan Document or by Applicable Law, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.

7.2.2.    The obligation of the Lender, if any, to make additional loans or financial accommodations of any kind to the Borrower shall immediately terminate upon the occurrence of an Event of Default.

7.2.3.    If an Event of Default shall have occurred and be continuing, the Lender may exercise any remedy provided by any or all Security Agreements. In addition, the Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral, and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Applicable Law, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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7.2.4.    Unless otherwise required by Applicable Law, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

7.3.    Rights and Remedies Cumulative. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of one or more of the Notes. Lender's exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part.

7.4.    Waiver of Marshalling. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying the Indebtedness or in performing any Secured Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Indebtedness secured by the Security Agreement is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Borrower and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.

7.5.    Limitations on Borrower During Cure Period. For any period during which Borrower has an opportunity to cure an Event of Default in accordance with this Agreement, the Note, the Security Agreement or any other Loan Document, Borrower shall not (a) make any distributions to its members and (b) make any expenditures outside the ordinary course of business, except to cure a Default of this Agreement, the Note, the Security Agreement or any other Loan Document.

7.6.    Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, and waives the damages themselves, whether or not accrued and whether or not known or suspected to exist in its favor.

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8.       GENERAL TERMS.

8.1.    No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of Borrower under the Loan Documents, on Borrower's failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by the Collateral, or the exercise of Lender's right to enter the Real Property Collateral and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender's right to require prompt performance of all other Secured Obligations of Borrower under the Loan Documents and payment of the Indebtedness,, or to exercise any other right or remedy under the Loan Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any Guarantor of the Indebtedness and of the Secured Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to Borrower or any other Person by so doing.

8.2.    Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Agreement and may sell or assign participations or other interests in all or any part of this Agreement, all without notice to or the consent of Borrower.

8.3.    Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:	SACHEM CAPITAL CORP.
698 Main Street
Branford, Connecticut 06405

Borrower:	MIND TECHNOLOGY, INC.
KLEIN MARINE SYSTEMS, INC.
P.O. Box 1175
Huntsville, Texas 77342-1175

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Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

8.4.     Authority to File Notices. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.

8.5.     Attorney-in-Fact. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, for purposes of accomplishing any of the foregoing. Borrower further nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in furtherance of the terms of this Agreement; except, however, for receiving notice on behalf of Borrower.

8.6.     Time. Time is of the essence in the Loan Documents.

8.7.     Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by Borrower from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8.     Headings. The article, section and paragraph headings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.

8.9.     Validity. If any provision of this Agreement is held to be invalid, that holding shall not affect in any respect the validity of the remainder of this Agreement.

8.10.   Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender's option, constitute an Event of Default under this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred to the same third party. The following definitions shall apply to this Section:

"Affiliate" means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.

"Control" and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

"Person" means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

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8.11.      Survival of Warranties.  All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been fully paid and satisfied.

8.12.      Attorney Fees. Borrower agrees to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post‐ judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

8.13.      Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Borrower in the State of Texas, except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Walker County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non convenient or to object to such venue.

8.14.      Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall not have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

8.15.      Dispute Resolution: Waiver of Right to Jury Trial.

8.15.1.     ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

8.15.2.    WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

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8.16.     Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

8.17.     Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

8.18.     Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Borrower shall provide such information and documents relating to Borrower, the Collateral, any Leases (as defined in the Security Instrument), and any lessees as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Collateral, and any lessee. Borrower acknowledges and agrees that certain information regarding the Loan and the parties thereto and the Real Property Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.

8.19.     Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person.

8.20.     No Modifications or Amendments; No Waiver. Except as specified herein, the Loan Documents may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

8.21.     Integration. This Agreement and all schedules and exhibits hereto referred to herein, together with the Note and the other Loan Documents, embody the final, entire agreement among the parties and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties. There are no oral agreements among the parties. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

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8.22.     REMIC Savings Clause. Notwithstanding anything to the contrary in this Agreement, if the Loan is held by a "real estate investment conduit" (a "REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "IRS Code"), and following the release of any Real Property Collateral the ratio of the value of the Real Property Collateral securing the Loan is greater than 125% (based solely on the value of the real property and excluding personal property or going concern value, if any, as determined by Lender in its sole discretion, using any commercially reasonable method permitted to a REMIC under the IRS Code) to the outstanding principal balance of the Loan (such amount, the "REMIC LTV"), then Borrower shall pay down the principal balance of the Loan by an amount equal to the greater of (A) the amount of principal required to be paid pursuant to this Section and (B) the least of the following amounts: (1) if the released Real Property Collateral is sold in an arm's length transaction with an unrelated third party, the net proceeds of such sale; (2) the fair market value of the released Real Property Collateral at the time of the release, as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC under the IRS Code; and (3) an amount such that the REMIC LTV does not increase due to the release.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

MIND TECHNOLOGY, INC., A DELAWARE CORPORATION

By:

Robert P. Capps, President, and Chief Executive Officer

KLEIN MARINE SYSTEMS, INC., A DELAWARE CORPORATION

By:

Robert P. Capps, Executive Vice President, and Chief Financial Officer

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SECURED NOTE

$3,750,000.00	Date: January 31, 2023
Walker County, Texas

Property Addresses:	8159 & 8175 SH 75 South, Huntsville, Texas 77340
1O and 11 Klein Drive, Salem, New Hampshire 03079

FOR VALUE RECEIVED, the undersigned, MIND TECHNOLOGY, INC., a Delaware corporation; and KLEIN MARINE SYSTEMS, INC., a Delaware corporation ("Borrower"), whose address is P.O. Box 1175, Huntsville, Texas 77342-1175, hereby promises to pay to SACHEM CAPITAL CORP., or order ("Lender"), whose address is 698 Main Street, Branford, Connecticut 06405, the principal sum of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), together with interest on the unpaid principal balance of this Note, as follows:

1.        Interest. Interest on the unpaid principal balance, including any Lender Retained Funds, will accrue from the date the proceeds have been distributed to or on behalf of the Borrower (the "Date of Advance") at an annual rate equal to Twelve and 90/J00 Percent (12.9%).

1.1.    Computation of interest. Interest on this Note is computed on a 30/360 basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

2.        Payment Obligations.

2.1.     In General. Borrower will make a payment each month until the entire indebtedness evidenced by this Note and all accrued and unpaid principal, interest and other charges due hereunder have been paid in full. If Borrower still owes amounts under this Note on February I, 2024 (the "Maturity Date"), Borrower will pay those amounts in full on that date. Payments due under the Note shall be made in U.S. currency. Lender may charge a non-sufficient funds fee, in Lender's discretion, for each payment that is returned unpaid by the Borrower's bank. This charge may be in addition to any other charges provided for herein. Further, if any check or other instrument received by Lender as payment under the Note or the Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (d) Electronic Funds Transfer; or (e) wire. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.2.    Interest-Only Payments. Interest-only payments shall be due and payable in consecutive monthly installments of Forty Thousand Three Hundred Twelve and 50/100 Dollars ($40,312.50) commencing with the first payment due on March 1, 2023 and continuing for a period of twelve (12) consecutive months.

2.3.    Balloon Payment. The payment schedule for this Loan requires that on the Maturity Date Borrower make a balloon payment of all unpaid principal, interest, charges, fees, costs and any other unpaid amounts due under the Loan Documents.

2.4.    Debt Service Reserve. Pursuant to the terms of the Loan Agreement (as defined below), one or more of the payments due shall be paid from the Debt Service Reserve (as defined in the Loan Agreement).

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2.5.    Delivery of Payments. Payments shall be made to Lender at Lender's address, which is provided in the Loan Agreement, or to another address if so designated by Lender.

2.6.    Order of Application of Payments.  Each payment under this Note shall be credited in lhe following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Note, the Loan Agreement, or the Security Instrument, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7.    Other Terms. This Note is subject to the following additional terms as provided for in the Loan Agreement. See headings in Loan Agreement sections for applicability.

2.7.1.   Debt Service Reserve and

2.7.2.   Conditional Right to Extension.

3.       Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within ten (I 0) days when due, a charge of 5 cents ($0.05) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the "Late Charge"). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4.       Default. On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable, after any applicable grace period (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

5.       Prepayment. Borrower may prepay this Note in whole or in part at any time without penalty. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

6.      Interest on Default. If Borrower is in default under the Loan Documents, after any applicable grace period, then at the sole and absolute discretion of Lender and without notice or opportunity to cure, the entire unpaid principal balance shall immediately bear an annual interest rate equal to the lesser of (a) Eighteen and 00/100 Percent (18%); or (b) the maximum interest rate allowed by law (the "Default Rate"). The Loan shall accrue interest at the Default Rate only until all defaults are cured and the Loan is reinstated. Borrower acknowledges, understands and agrees that in connection with any default: (i) Lender's risk of nonpayment of the Loan will be materially increased; (ii) Lender's ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Lender may need to set aside funds in a loan loss reserve, repurchase the loan from a credit provider or otherwise impair their capital; (iv) Lender may be unable to raise additional funds from investors, credit facilities or other capital sources due to defaults in its portfolio; (v) the value of the Lender's loan will materially decrease and may become unmarketable altogether; (vi) the value of Lender's business enterprise will be reduced; (vii) Lender will incur additional costs and expenses arising from its loss of the use of the amounts due; (viii) the aforementioned list of risks, losses and damages is not exhaustive and Lender will suffer additional exposure to risk, losses and damages not specifically identified above; (ix) it is extremely difficult and impractical to determine such additional costs and expenses; (x) Lender is entitled to be compensated for such additional risks, costs, and expenses; and (xi) the increase to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower's default and the additional compensation Lender is entitled to receive for the harms incurred by Lender due to Borrower's default. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

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Note Loan No. MIND112122	Rev. 04/21

7.      Interest on Interest. If any interest payment under this Note is not paid when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8.      Due-on-Sale.  If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers, in violation of the loan documents, (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Property, or any of Borrower's interest in the Property, or suffers its title to, or any interest in, the Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower, excluding transfers of public ownership interests in MIND Technology; or if Borrower changes or permits to be changed the character or use of the Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Property; or (b) if title to such Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Mortgaged Property (other than a Permitted Encumbrance) without Lender's express prior written consent thereto, which consent may be withheld in Lender's absolute and sole discretion, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9.     Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

10.   Notice. Any notice required to be provided in this Note shall be given in accordance with the notice requirements provided in the Loan Agreement.

11.   Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Note. The terms of this Note shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Note cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

12.   Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), or applicable United States federal Jaw to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas Jaw. For purposes of this Note, "Indebtedness" shall mean all indebtedness evidenced by this Note, and all amounts payable in the performance of any covenant or obligation in any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, or any part of such indebtedness. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Borrower for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note or any other part of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Indebtedness.

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© 2007 Geraci Law Firm; All Rights Reserved.
Note Loan No. MIND112122	Rev. 04/21

13.      Acknowledgment of Interest Rate. Borrower expressly agrees that the interest rate specified in this Note shall be the applicable interest rate due (i) on amounts outstanding during the term hereof, notwithstanding any rate of interest prescribed by statute from time to time, and (ii) with respect to any amounts outstanding on and after the Maturity Date hereof, demand, default, the initiation of suit for collection or the initiation of any foreclosure proceeding with respect to any Collateral securing any and all Borrower's obligations hereunder.

14.     Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents (as defined in the Loan Agreement).

15.     Loan Agreement. This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

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© 2007 Geraci Law Firm; All Rights Reserved.
Note Loan No. MIND112122	Rev. 04/21

BORROWER:

MIND TECHNOLOGY, INC., A DELAWARE CORPORATION

By:

Robert P. Capps, President, and Chief Executive Officer

KLEIN MARINE SYSTEMS, INC., A DELAWARE CORPORATION

By:

Robert P. Capps, Executive Vice President, and Chief Financial Officer

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© 2007 Geraci Law Firm; All Rights Reserved.
Note Loan No. MIND112122	Rev. 04/21